EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) Registration Statement No. 33-19309 on Form S-8, (ii) Post Effective Amendment No. 1 to Registration Statement No. 33-19309 on Form S-8, and (iii) Post Effective Amendment No. 2 to Registration Statement No. 33-19309 on Form S-8, of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of Big Lots Savings Plan (formerly Big Lots, Inc. Savings Plan and Trust), for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Dayton, Ohio
June 27, 2005